EXHIBIT 4.1(a)





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                        WAUSAU-MOSINEE PAPER CORPORATION


                                      and


                         HARRIS TRUST AND SAVINGS BANK
                                as Rights Agent


                                FIRST AMENDMENT
                          Dated as of August 22, 2000

                                      to

                                   AGREEMENT


                         Dated as of October 21, 1998




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      Amendment, dated as of August 22, 2000, between Wausau-Mosinee Paper
Corporation, a Wisconsin corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent") to that certain agreement dated as of October 21, 1998 between the Company and the Rights Agent in connection with the declaration of a dividend of one preferred share purchase right for each share of common stock of the Company outstanding on November 6, 1998 (the "Rights Agreement");

      On August 22, 2000, the Board of Directors adopted the following amendment to the Rights Agreement.

      The Company and the Rights Agent hereby agree at the Company's direction as follows:

1.    Amendment of Rights Agreement.  The fifth sentence of Section 21 of the
      -----------------------------
Rights Agreement shall be and it hereby is amended to read as follows effective as of the 22d day of August, 2000:

      Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent (1) a combined capital and surplus of at least $50 million, or (2) a combined capital and surplus of at least $25 million and been approved by the New York Stock Exchange to act as a transfer agent and/or registrar for listed companies in accordance with Paragraphs 601.02 and 601.03 of the New York Stock Exchange Listed Company Manual, or any successor provisions pertaining to the subject matter thereof.

2.    Ratification of Rights Agreement.  Except as otherwise expressly set
      --------------------------------
forth in paragraph 1, the Rights Agreement is hereby ratified and confirmed and remains in full force and effect as originally entered into as of October 21, 1998.






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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                    WAUSAU-MOSINEE PAPER CORPORATION



                                    By:     GARY P. PETERSON
                                        ---------------------------
                                            Gary P. Peterson
                                    As its: Senior Vice President-Finance


                                    Attest:



                                    By:     SHERRI L. CRAKER
                                        ---------------------------
                                            Sherri L. Craker
                                    As its: Assistant Secretary



                                    HARRIS TRUST AND SAVINGS BANK,
                                    as Rights Agent



                                    By:     M. J. McHALE
                                        ---------------------------
                                            M. J. McHale
                                    As its: Vice President


                                    Attest:


                                    By:
                                        ---------------------------
                                            -----------------------
                                    As its: -----------------------